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Exhibit 10(c)


                  AMENDMENT OF MANAGEMENT RETENTION AGREEMENT

COMPUTERVISION CORPORATION (the "Company"), and KATHLEEN A. COTE ("Executive") agree to enter into this AMENDMENT OF MANAGEMENT RETENTION AGREEMENT dated as of the 3/rd/ day of November, 1997 as follows:

1.  AMENDMENT OF MANAGEMENT RETENTION AGREEMENT.

The parties originally entered into a Management Retention Agreement dated as of September 4, 1997 (the "Retention Agreement"). The parties have agreed to certain modifications of the Retention Agreement as set forth herein (the "Amendment").

2.  LIMITATION ON COMPENSATION.

Notwithstanding Section 4 of the Retention Agreement, if any portion of the compensation under the Retention Agreement, or under any other agreement with or plan of the Company (in the aggregate "Total Payments") would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code (the "Code") then the payments to be made to Executive under the Retention Agreement shall be reduced such that the value of the aggregate Total Payments that Executive is entitled to receive shall be one dollar ($1) less than the maximum amount which Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code, or which the Company or Kezar may pay without loss of deduction under Section 280G of the Code. The calculation of such potential excise tax liability, as well as the method in which the compensation reduction is applied, shall be conducted and determined by Kezar's independent accountants whose determinations shall be binding on all parties.

3.   DATE OF TERMINATION

The parties agree that Executive's employment will terminate on May 1, 1998 unless sooner terminated because of Executive's death, by the Company for "Disability" or "Cause", or by Executive other than for "Good Reason", in accordance with Section 3 of the Retention Agreement. From February 1, 1998 through May 1, 1998, Executive shall devote 50 per cent of her time to her employment, and her compensation shall be $25,000 per month, which is one half of her regular base pay rate of $600,000 per year.

4.   CONSULTING AGREEMENT.

The parties agree that if Executive's employment with the Company terminates under conditions entitling her to benefits under Section 4(c) of the Retention Agreement, Parametric Technology Corporation ("Parametric") will engage Executive as a consultant, and Executive hereby agrees to provide consulting services, upon the terms and conditions set forth in the Consulting Agreement attached to this Amendment as Exhibit "A" during the period commencing on Executive's "Date of Termination" (as defined in the Retention Agreement) and ending on May 1, 1999, unless sooner terminated as set forth therein.

5.   CALCULATION OF COMPENSATION ON TERMINATION
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Section 4(c)(ii)(B) of the Retention Agreement is hereby amended to provide that the annual incentive bonuses paid or payable to Executive for fiscal years 1995 and 1996 shall be used in calculating the severance amount payable under the Retention Agreement.

6.   ENTIRE AGREEMENT.

Section 7(f) of the Retention Agreement is hereby amended to read as follows:

     This Agreement and the Exhibits attached hereto set forth the entire agreement of the parties hereto in respect of the rights and obligations of the parties after the occurrence of a Change of Control and the payment of compensation upon termination of employment following a Change in Control. This Agreement supersedes all prior agreements, promises, covenants and arrangements, whether oral or written, by any officer, employee or representative of any party hereto in respect of a Change of Control and termination of employment following a Change in Control.

7.   NO OTHER MODIFICATIONS.

Except as specifically modified or superseded by this Amendment, the terms and conditions of the Retention Agreement shall remain in full force and effect.

8.   COUNTERPARTS.

This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

COMPUTERVISION CORPORATION                    PARAMETRIC TECHNOLOGY CORP.

By: _____________________________             By: ____________________________

Name: ___________________________             Name:  _________________________

Title: __________________________             Title:    ______________________

Date: ___________________________             Date:  _________________________

EXECUTIVE

---------------------------------
Kathleen A. Cote

Date: ___________________________

Address: ________________________

---------------------------------

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                                                                       EXHIBIT A

                             CONSULTING AGREEMENT

PARAMETRIC TECHNOLOGY CORPORATION (the "Company" or "Parametric"), and KATHLEEN
A. COTE ("Consultant") agree to enter into this CONSULTING AGREEMENT dated as of the ________ day of ___________________ as follows:

1.   ENGAGEMENT AND TERM.

The Company hereby agrees to engage Consultant, and Consultant hereby agrees, to provide consulting services to the Company during the period commencing as of the date of the Executive's "Date of Termination" (as defined in the Retention Agreement) and ending on May 1, 1999 (the "Consulting Period"), unless sooner terminated in accordance with Section 4 below.

2.   CONSULTING SERVICES.

(a) During the Consulting Period, Consultant shall provide consulting services with respect to the transition of customers form Computervision Corp. to Parametric and with respect to such other transition matters as the Chairman/Chief Executive Officer of Parametric may reasonably request.

(b) Consultant agrees to be available to provide such consulting services at such time or times and at such place or places as are mutually convenient to both parties.

(c) While it is the intent of this Agreement that the mutual convenience of the parties be served, it is understood between the parties that during the Consulting Period Consultant shall act in the capacity of an independent contractor and shall not be subject to the direction, control or supervision of the Company with respect to the time spent, or procedures followed in the performance of her consulting services hereunder.

3.   COMPENSATION.

(a) During the Consulting Period, the Company agrees to pay Consultant $120,000 for all services rendered hereunder. Such compensation shall be payable in equal monthly installments of $10,000 each.

(b) During the Consulting Period, all outstanding stock options granted to Consultant by Computervision Corp. will continue to vest and be exercisable to the same extent that such options would have vested and become exercisable if Consultant had continued in employment until the expiration of the Consulting Period. At the expiration of the Consulting Period, the right to exercise such options to the extent then exercisable shall terminate 90 days after such expiration date
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(c)  Except as otherwise provided in the Management Retention Agreement between
     Consultant and Computervision Corp. (the "Retention Agreement"),
Consultant shall not be eligible either to participate in any employee benefit plans maintained by the Company (or any of its affiliates) or to receive any fringe benefits during the Consulting Period.

9.   TERMINATION PRIOR TO END OF CONSULTING PERIOD.

Consultant's services shall be terminated prior to the end of the Consulting Period as follows:

(a) The Consultant's services hereunder shall terminate upon her death or total disability. In such event,

     (i) the Company shall pay Consultant (or her legal representative) a lump sum amount equal to the remaining unpaid balance of the compensation payable for the Consulting Period, and

     (ii) any unexercised stock options to the extent then vested shall be exercisable in accordance with their terms.

(b) The Company may terminate Consultant's services hereunder if Computervision's or the Company's obligation to pay the benefits described in Section 4(c) of the Retention Agreements ceases as a result of Consultant's failure to comply with the requirements set forth in Section 4(f) of the Retention Agreement. In such event, Consultant shall cease to have any right to receive any compensation under this Consulting Agreement after the date of such termination and all outstanding stock options shall immediately be forfeited any nonexercisable.

5.   MISCELLANEOUS.

(a) This Consulting Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed in that State.

(b) Notices to either party hereto shall be deemed given to the other when given in writing and posted as registered or certified mail of the United States Post Office, with sufficient postage affixed thereto and addressed to the other party at the address shown below, or to such other address as shall be substituted therefor by written notice in the manner hereinabove provided.

          To Consultant:

               At the address for Consultant set forth below

          To the Company:

               Carl F. Ockerbloom
               Vice President Human Resources
               Parametric Technology Corporation

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                             128 Technology Drive
                               Waltham, MA 02154

(c) This Consulting Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns and shall be binding upon Consultant in accord with its items.

(d) This Consulting Agreement may be assigned by the Company to any of its subsidiaries or affiliates, without consent of Consultant. This Consulting Agreement shall not be assignable by Consultant.

(e) This Consulting Agreement constitutes the entire understanding between the parties with reference to the subject matter hereof and shall not be changed or modified except by a written instrument executed by both parties.

(f) The waiver by either party of a breach of any provision of this Consulting Agreement by the other party shall not be construed as a waiver of any subsequent or other breach by such other party.

(g) Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Consulting Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consulting Agreement as of the day and year first above written.

PARAMETRIC TECHNOLOGY. CORP.           EXECUTIVE

By:__________________________          _________________________________
                                       Kathleen A. Cote

Name:________________________          Date:____________________________

Title:_______________________          Address:_________________________

Date:________________________          _________________________________

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